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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13  OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
________________________
Date of Report (Date of earliest
event reported) August 13, 2007 (August 10, 2007)

ASIA AUTOMOTIVE ACQUISITION CORPPORATION
(Exact Name of Each Registrant as Specified in its Charter)


DELAWARE    (State or other   (Commission File  (I.R.S. Employer
333-127755  jurisdiction of   Number)           Identification
20-3022522  Incorporation or                    Number)
            organization)


199 PIERCE STREET, SUITE 202 BIRMINGHAM, MICHIGAN 48009
(Address of principal executive offices)

(248) 593-8330
(Registrant's telephone number, including area code)

________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

{ } Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))
-----------------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement on
July 24, 2007

On August 10, 2007, Asia Automotive Acquisition Corporation
(the" Company") was informed by legal counsel for Hunan TX
Enterprise Co Ltd. ("TX") that the Changsha Ministry of
Commerce has approved the Equity Acquisition Agreement
("Agreement") previously executed among and between the Company and TX on July 25, 2007.

The Company previously announced that pursuant to the Agreement TX would merge with the Company (and its to be formed successor Tongxin International, Ltd.) resulting in TX becoming a wholly owned subsidiary of the Company.
The closing of the merger is subject to certain conditions, including the approval of the transaction by the majority of the Company's stockholders and that fewer than 20% of the Company's stockholders exercise their right to redeem their shares of common stock for cash.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company's stockholders to be held to approve the merger. The Company's stockholders are advised to read, when available, the Company's definitive proxy statement in connection with the Company's solicitation of proxies for the special meeting because it will contain important information not contained in this Current Report on Form 8-K. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Asia
Automotive Acquisition Corporation, 199 Pierce Street,
Suite 202 Concord Plaza, Suite 700, Birmingham, MI, 48009
78216, Attention: David J. Brophy The proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site
(http://www.sec.gov).

Exhibit No. Description

1.02. Chinese Government Approval dated August 10, 2007

99.1 Press Release dated August 13, 2007



SIGNATURES Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2007

ASIA AUTOMOTIVE ACQUISITION CORPORATION

By: /s/ William R. Herren

---------------------------------------
William R. Herren
Chairman

By: /s/ Rudy Wilson

---------------------------------------
Rudy Wilson
Chief Executive Officer



EXHIBIT INDEX

Exhibit No. Description

1.02. Chinese Government Approval dated August 10, 2007

99.1 Press Release dated August 13, 2007





FOR IMMEDIATE RELEASE

ASIA AUTOMOTIVE ACQUISITION CORPORATION PROPOSED BUSINESS
TRANSACTION RECEIVES APPROVAL OF THE CHINESE GOVERNMENT


NEW YORK, August 13, 2007 /PRNewswire-FirstCall/-Asia
Automotive Acquisition Corporation (OTC Bulletin Board:
AAAC-News) announced that was informed by legal counsel for Hunan TX Enterprise Co Ltd. ("TX") that the Changsha
Ministry of Commerce has approved the Equity Acquisition
Agreement ("Agreement") previously executed among and between the Company and TX on July 25, 2007.

The Company previously announced that pursuant to the Agreement TX would merge with the Company (and its to be formed successor Tongxin International, Ltd.) resulting in TX becoming a wholly owned subsidiary of the Company.
The closing of the merger is subject to certain conditions, including the approval of the transaction by the majority of the Company's stockholders and that fewer than 20% of the Company's stockholders exercise their right to redeem their shares of common stock for cash.

About Asia Automotive Acquisition Corporation

Asia Automotive Acquisition Corporation is a blank check company established on April 19, 2006 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with a then unidentified operating business in the Asian automotive component supply industry.

About TX

TX, founded in 1984 ,and the largest independent supplier
EVBS, has built a substantial reputation within the Chinese automotive industry with proven management and a successful operating track record. TX will be well positioned to take advantage of the increasing demand for EVBS by the growing
Chinese automotive industry.

Safe Harbor. Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the Asia Automotive Acquisition Corporation's filings with the
Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

Exhibit 1.02

Certificate of Approval
No. 0271093
For Establishment of Enterprises with Foreign
Investment in the People's Republic of China

Approval Number:         Foreign Investment [ 2007 ]No. 0105

Code for Import and
Export Enterprise:       4300184120882

Date of Approval:        August 7, 2007

Date of Issue:           August 9, 2007

Issue Serial Number:     4300008831

Name of Enterprise:      Hunan Tongxin Enterprise Co., Ltd.

Address:                 Hunan Changsha Jiangbei, Zhuqiao Village

Type of Business:        Foreign Investment Company

Duration of Operation:   20 Years

Total Investment:        100,000,000 RMB

Registered Capital:      72,521,700 RMB

Business Scope:          Manufacturing and selling vehicle cab
                         assembies, auto parts, moulds,
                         construction material
                         ( not include silica gel ).

Name of Investors:       Asia Automotive Acquisition Co.

Place of Registration:   U.S.A.

Capital Contribution:    72,521,700 RMB




Filing Date: August 13, 2007